                                                                Exhibit 10.78

                                CREDIT AGREEMENT

                          DATED AS OF NOVEMBER 14, 1996

                                 BY AND BETWEEN

                                   AP LOM LLC


                                       AND

                                NEXTHEALTH, INC.

                                TABLE OF CONTENTS


                                                                                                               Page

                                    ARTICLE I

                                   DEFINITIONS


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   Section 1.1  Definitions.....................................................................................  1
   Section 1.2  Exhibits........................................................................................  6

                                   ARTICLE II

                            AMOUNT AND TERMS OF LOANS

   Section 2.1  The Commitments.................................................................................  6
   Section 2.2  Notice of Borrowing.  ..........................................................................  6
   Section 2.3  Notes  .........................................................................................  6
   Section 2.4  Interest........................................................................................  7

                                   ARTICLE III

                                    PAYMENTS

   Section 3.1  Voluntary Prepayments...........................................................................  8
   Section 3.2  Mandatory Repayments............................................................................  8
   Section 3.3  Method and Place of Payment.....................................................................  8

                                   ARTICLE IV

                               CONDITIONS TO LOANS

   Section 4.1  Conditions Precedent to Loans on the Closing Date...............................................  9
   Section 4.2  Conditions Precedent to All Loans............................................................... 10

                                    ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF THE BORROWER

   Section 5.1  Corporate Status................................................................................ 11
   Section 5.2  Corporate Power and Authority................................................................... 11
   Section 5.3  Subsidiaries. .................................................................................. 11
   Section 5.4  No Conflict.  .................................................................................. 12
   Section 5.5  Governmental Consents........................................................................... 12
   Section 5.6  Lien Priority................................................................................... 12
   Section 5.7  Changes, etc.................................................................................... 12
   Section 5.8  Title to Properties; Liens...................................................................... 12

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

                                                                                                               Page
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   Section 5.9   Litigation; Adverse Facts...................................................................... 12
   Section 5.10  Capital Stock of the Borrower.................................................................. 13
   Section 5.11  Debt  ......................................................................................... 13
   Section 5.12  Patents, Trademarks, etc....................................................................... 13
   Section 5.13  Existing Defaults.............................................................................. 13
   Section 5.14  Leases......................................................................................... 14
   Section 5.15  Burdensome Agreements, etc..................................................................... 14
   Section 5.16  Location of Assets and Chief Executive Offices................................................. 14
   Section 5.17  Tax Returns and Payments....................................................................... 14
   Section 5.18  Partnerships and Ventures...................................................................... 14
   Section 5.19  Publicly Filed Documents and Financial Statements.............................................. 14

                                   ARTICLE VI

                      AFFIRMATIVE COVENANTS OF THE BORROWER

   Section 6.1  Accounting Records.............................................................................. 15
   Section 6.2  Financial Statements............................................................................ 15
   Section 6.3  Corporate Existence, etc........................................................................ 17
   Section 6.4  Inspection and Audits........................................................................... 17
   Section 6.5  Taxes  ......................................................................................... 17
   Section 6.6  Insurance....................................................................................... 18
   Section 6.7  End of Fiscal Years; Fiscal Quarters............................................................ 18
   Section 6.8  Further Assurances.............................................................................. 18

                                   ARTICLE VII

                       NEGATIVE COVENANTS OF THE BORROWER

   Section 7.1  Debt   ......................................................................................... 18
   Section 7.2  Liens  ......................................................................................... 19
   Section 7.3  Sale of Assets.................................................................................. 19
   Section 7.4  Transactions with Stockholders and Affiliates................................................... 19
   Section 7.5  Conduct of Business............................................................................. 20
   Section 7.6  Amendments or Waivers of Certain Documents...................................................... 20
   Section 7.7  Partnerships and Joint Ventures................................................................. 20
   Section 7.8  Change in Location of Chief Executive Offices and Assets........................................ 20
   Section 7.9  Prohibition on Acquisitions..................................................................... 21
   Section 7.10 Restrictions on Fundamental Changes............................................................. 21
   Section 7.11 Prohibition on Distributions.................................................................... 21
   Section 7.12 Issuance of Stock............................................................................... 21
   Section 7.13 Consolidated Net Worth.......................................................................... 21


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

                                                                                                               Page


                                  ARTICLE VIII

                                EVENTS OF DEFAULT
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   Section 8.1  Events of Default............................................................................... 21
   Section 8.2  Remedies........................................................................................ 24

                                   ARTICLE IX

                                  MISCELLANEOUS

   Section 9.1  Waivers; Modifications in Writing............................................................... 25
   Section 9.2  Effectiveness................................................................................... 25
   Section 9.3  Notices, etc.................................................................................... 25
   Section 9.4  Binding Effect; Assignment...................................................................... 26
   Section 9.5  Headings........................................................................................ 27
   Section 9.6  Execution in Counterparts....................................................................... 27
   Section 9.7  Governing Law................................................................................... 27
   Section 9.8  Waiver of Jury Trial............................................................................ 27
   Section 9.9  Severability of Provisions...................................................................... 27
   Section 9.10 Certain Fees.................................................................................... 27
   Section 9.11 Independence of Covenants....................................................................... 27
   Section 9.12 Complete Agreement.............................................................................. 28


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


                                CREDIT AGREEMENT


                  Credit Agreement, dated as of November 14, 1996 by and between AP LOM LLC, a Delaware limited liability company (including its successors and assigns, the "Lender") and NextHealth, Inc., a Delaware corporation (the "Borrower"). Unless otherwise defined herein, capitalized terms used herein shall have the respective meaning provided such terms in Article I hereof.

                              PRELIMINARY STATEMENT

                  WHEREAS, subject to and upon the terms and conditions set forth herein, the Lender is willing to make available the amounts provided for herein;

                  NOW, THEREFORE, in consideration of the premises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

                  Section 1.1 Definitions. For purposes of this Agreement, the following capitalized terms shall have the following meanings:

                  "A Term Loan" shall have the meaning provided in Section
2.1(a).

                  "A Term Note" shall have the meaning provided in Section
2.3(a).

                  "Affiliate" means, as to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Agreement" means this Credit Agreement, together with all exhibits and schedules hereto, as the same may be amended, modified and/or supplemented.

                  "Apollo" means Apollo Real Estate Advisors II, L.P., a Delaware limited partnership.

                  "B Term Loan" shall have the meaning provided in Section
2.1(b).

                  "B Term Loan Commitment" shall mean a principal amount equal to $5,000,000, as the same may be reduced pursuant to Article 8.

                  "B Term Note" shall have the meaning provided in Section
2.3(a).

                  "Borrower" shall have the meaning provided in the first paragraph of this Agreement.

                  "Borrower Publicly Filed Documents" shall have the meaning provided in Section 5.19.

                  "Business Day" means a day which is not a Saturday or Sunday and on which major commercial banks are open for business in New York, New York.

                  "Capital Expenditures" means, with respect to any Person, all expenditures by such Person which should be capitalized in accordance with GAAP, including all such expenditures with respect to fixed or capital assets (including, without limitation, expenditures for maintenance and repairs which should be capitalized in accordance with GAAP).

                  "Closing Date" means the date upon which the A Term Loans are incurred hereunder.

                  "Collateral" means and includes the Pledge Agreement Collateral and the Security Agreement Collateral.

                  "Collateral Documents" means the Mortgage, the Security Agreement, the Pledge Agreement, the Guaranty and any and all other documents, agreements, or instruments, including financing statements, executed and delivered therewith by the Borrower and its Subsidiaries prior to the Effective Date in connection with this Agreement, and to be executed or delivered therewith by the Borrower and its Subsidiaries on the Effective Date in connection with the transactions contemplated by this Agreement.

                  "Consolidated Net Income" means, for any period, net after tax income of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Net Worth" means, as of any date for the determination thereof, the amount specified on the most recent quarterly or annual consolidated balance sheet of the Borrower under the heading "Total Stockholders' Equity" determined in accordance with GAAP, provided, however, that such amount shall include any redeemable preferred stock.

                  "Contractual Obligation" means, as to any Person, any provision of any security issued by that Person or of any material indenture, mortgage, deed of trust, contract, agreement or other instrument to which that Person is a party or by which it or any of its owned properties is bound or to which it or any of its owned properties is subject.

                  "Debt" means, with respect to any Person, all indebtedness, obligations and liabilities of such Person, including without limitation (i) all "liabilities" which would be reflected on a balance sheet of such Person, prepared in accordance with GAAP, (ii) all obligations of such Person in respect of any guaranty, (iii) all obligations of such Person in respect of any lease of property, real or personal, which would be capitalized on a balance sheet of the lessee prepared in accordance with GAAP (but excluding, in any event, office leases and equipment leases to the extent capitalized), and (iv) all obligations, indebtedness and liabilities secured by any lien or security interest on any property or assets of such Person; except that Debt shall not include any trade payables and other liabilities incurred in the ordinary course of the Person's business up to a maximum of $250,000 in the aggregate or otherwise approved by a majority of the directors designated by the holders of Preferred Stock. "Guaranty" means, with respect to any Person, any contract, lease, loan agreement, indenture, mortgage, security agreement or other agreement or obligation, whether written or oral, or any understanding of such Person, pursuant to which such Person guarantees any Debt of any other Person (the "Primary Obligor") in any manner, whether directly or indirectly, including without limitation agreements (i) to purchase such Debt or any property constituting security therefor, (ii) to advance or supply funds for the purchase or payment of such Debt or to maintain net worth or working capital or other balance sheet conditions, or otherwise to advance or make available funds for the purchase or payment of such Debt, (iii) to purchase property, securities or services primarily for the purpose of assuring the holder of such Debt of the ability of the Primary Obligor to make payment of the Debt, or (iv) otherwise to assure the holder of the Debt of the Primary Obligor against loss in respect thereof; except that "Guaranty" shall not include the endorsement by the Borrower or by a Subsidiary of the Borrower in the ordinary course of business of negotiable instruments or documents for deposit or collection.

                  "Default Rate" shall have the meaning provided in Section 2.4(b).

                  "Disclosure Schedule" means the Schedules prepared by the Borrower and delivered to the Lender prior to 5:00 p.m., Eastern time, at least two Business Days prior to the Effective Date, which sets forth information regarding, or exceptions to, the representations, warranties and covenants made by the Borrower herein.

                  "Effective Date" shall have the meaning provided in Section
9.2.

                  "Equipment" shall have the meaning accorded to such term in the Uniform Commercial Code as in effect on the date hereof in the State of Arizona and includes all of the Borrower's furniture, fixtures, equipment, apparatus, machinery, tools, vehicles and supplies and other goods, whether now owned or hereafter acquired by the Borrower, now or hereafter located upon or used in connection with or held or acquired for use in connection with the Borrower's business and not included in Inventory, including any and all additions, attachments, accessories, parts, replacements, accessions and all proceeds any of the foregoing.

                  "Excess Cash Flow" means, for any period, Consolidated Net Income for such period plus, without duplication, the sum of the amount of all net non-cash charges (including, without limitation, depreciation, amortization, deferred tax expense and non-cash interest expense) and net non-cash losses which were included in arriving at Consolidated Net Income for such period minus the sum of the amount of all net non-cash gains included in arriving at Consolidated Net Income for such period, operating reserves for working capital needs in an amount specified in the operating budget for that period submitted to and approved by the Lender pursuant to Section 6.2(g) and 3% of revenues to be utilized for Capital Expenditures.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Event of Default" shall have the meaning set forth in Section
8.1 of this Agreement.

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such


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
other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

                  "Guaranty" means that certain Guaranty, dated as of November 14, 1996, made by the Subsidiary guarantors thereunder in favor of the Lender as attached hereto as Exhibit F.

                  "Inventory" shall have the meaning accorded to such term in the Uniform Commercial Code as in effect on the date hereof in the State of Arizona and includes all of the Borrower's present and future goods held for sale or lease or to be furnished under a contract of service, including work in progress, finished goods and any and all raw materials used in connection with the foregoing and any documents of title representing any of the above.

                  "Lender" shall have the meaning provided in the first paragraph of this Agreement.

                  "Lien" means any lien, mortgage, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement or any lease in the nature thereof) and any agreement to give or refrain from giving any lien, mortgage, pledge, security interest, charge or other encumbrance of any kind.

                  "Loan" and "Loans" means each A Term Loan and each B Term
Loan.

                  "Loan Documents" means this Agreement, the Notes, the Collateral Documents and the other documents, instruments and agreements executed and delivered in connection with the transactions contemplated by this Agreement.

                  "Maturity Date" means the third anniversary of the Closing
Date.

                  "Mortgage" means the Deed of Trust, Security Agreement and Assignment of Rents and Leases by and among the Borrower, Fidelity National Title Agency, Inc. (the "Title Company"), as Trustee, and the Lender, dated as of November 14, 1996, as attached hereto as Exhibit C.

                  "Mortgaged Property" shall have the meaning ascribed to such term in the Mortgage.

                  "Note" shall mean each A Term Note and each B Term Note.

                  "Notice of Borrowing" shall have the meaning provided in
Section 2.2.

                  "Notice Office" means the office of the Lender located at Two Manhattanville Road, Purchase, New York 10577 or such other office as the Lender may designate to the Borrower from time to time.

                  "Payment Office" means the office of the Lender located at Two Manhattanville Road, Purchase, New York 10577 or such other office as the Lender may designate to the Borrower from time to time.

                  "Permitted Liens" shall have the meaning set forth in Section
7.2 hereof.


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
                  "Person" means natural persons, corporations, partnerships, trusts, associations, estates, organizations, governmental divisions, agencies or authorities, firms or entities.

                  "Pledge Agreement" means that certain Pledge Agreement, dated as of November __, 1996, among the Borrower, certain Subsidiaries of the Borrower and the Lender, as pledgee, as attached hereto as Exhibit E.

                  "Pledge Agreement Collateral" means all "Collateral" as defined in the Pledge Agreement.

                  "Preferred Stock" means the Series A Preferred Stock and the Series B Preferred Stock to be issued to an Affiliate of Apollo.

                  "SEC" shall have the meaning provided in Section 5.19.

                  "Security Agreement" means that certain General Security Agreement, dated as of November 14, 1996, among the Borrower, certain Subsidiaries of the Borrower and the Lender, as secured party, as attached hereto as Exhibit D.

                  "Security Agreement Collateral" means all "Collateral" as defined in the Security Agreement.

                  "Series A Preferred Stock" means the cumulative convertible preferred stock, $0.01 par value per share, of the Borrower.

                  "Series B Preferred Stock" means the cumulative preferred stock, $0.01 par value per share, of the Borrower.

                  "Subsidiary" means (i) any corporation, a majority of whose securities having ordinary voting power to elect a majority of the directors of such corporation (other than securities having such voting power only by reason of the happening of a contingency) are, as of the date of determination thereof, owned, directly or indirectly, by the Borrower (ii) any partnership, association, joint venture or other entity in which the Borrower, directly or indirectly through subsidiaries, has more than 50% equity interest at the time.

                  "Unmatured Event of Default" means an event, act or occurrence which with the giving of notice or the passage of time (or both) could become an Event of Default.

                  Section 1.2 Exhibits. The Disclosure Schedules delivered by the Borrower hereunder and all of the exhibits and schedules attached to this Agreement shall be deemed incorporated herein by reference.

                                   ARTICLE II

                            AMOUNT AND TERMS OF LOANS

                  Section 2.1  The Commitments.

                  (a) Subject to and upon the terms and conditions set forth herein, the Lender agrees to make, on the Closing Date, a term loan (each, an "A Term Loan" and collectively, the "A Term Loans") to the Borrower, which A Term Loan (i) shall be made pursuant to a single drawing and (ii) shall be made by the Lender in an initial principal amount equal to $8,090,000. Once repaid, the A Term Loan incurred hereunder may not be reborrowed.

                  (b) Subject to and upon the terms and conditions set forth herein, the Lender agrees, at any time and from time to time on and after the Closing Date and prior to the Maturity Date, to make, in its good faith discretion, a term loan or term loans (each a "B Term Loan" and, collectively, the "B Term Loans") to the Borrower, which B Term Loans (i) shall be made pursuant to one or more drawings; provided that the principal amount of each drawing shall not be less than $500,000, and (ii) shall not exceed at any time outstanding that aggregate principal amount which equals the B Term Loan Commitment. Once repaid, B Term Loans incurred hereunder may not be reborrowed.

                  Section 2.2 Notice of Borrowing. Whenever the Borrower desires to incur Loans hereunder, it shall give the Lender at its Notice Office, prior to 12:00 Noon (New York time), at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of each drawing of Loans to be made hereunder. Each such notice (each, a "Notice of Borrowing") shall be irrevocable and shall be in the form of Exhibit A, appropriately completed to specify (i) whether the Loans being incurred are A Term Loans or B Term Loans,
(ii) the aggregate principal amount of such Loans to be made pursuant to such drawing, and (iii) the date of such drawing (which shall be a Business Day).

                  Section 2.3  Notes.

                  (a) The Borrower's obligation to pay the principal of, and interest on, the Loans shall be evidenced (i) if A Term Loans, by a promissory note substantially in the form of Exhibit B-1 with blanks appropriately completed in conformity herewith (each, an "A Term Note" and, collectively, the "A Term Notes"), and (ii) if B Term Loans, by a promissory note substantially in the form of Exhibit B-2 with blanks appropriately completed in conformity herewith (each, a "B Term Note" and, collectively, the "B Term Notes").

                  (b) The A Term Note issued to the Lender shall (i) be executed by the Borrower, (ii) be payable to the order of the Lender and be dated the Closing Date, (iii) be in a stated principal amount equal to the A Term Loan made by the Lender, (iv) mature on the Maturity Date, (v) bear interest as provided in Section 2.4, (vi) be subject to voluntary prepayment and mandatory repayment as provided herein and (vii) be entitled to the benefits of this Agreement and the other Loan Documents.

                  (c) The B Term Note issued to the Lender shall (i) be executed by the Borrower, (ii) be payable to the order of the Lender and be dated the Closing Date, (iii) be in a stated principal amount equal to the B Term Loan Commitment and be payable in the principal amount of B Term Loans evidenced thereby from time to time, (iv) mature on the Maturity Date, (v) bear interest as provided in Section 2.4, (vi) be subject to voluntary prepayment and mandatory repayment as provided herein, and (vii) be entitled to the benefits of this Agreement and the other Loan Documents.

                  (d) The Lender will, and is hereby authorized by the Borrower to, endorse on the schedule attached to each Note, or otherwise record in the Lender's internal records, an appropriate notation evidencing the date and amount of each Loan from the Lender, as well as the date and amount of any prepayment or repayment with respect thereto; provided, that the failure to make any such notation or any error in such notation shall not affect the Borrower's obligation in respect of such Loans.

                  Section 2.4  Interest.

                  (a) The unpaid principal amount of each Loan shall bear interest from the date of borrowing thereof until maturity (whether by acceleration or otherwise) at a rate per annum equal to (i) in the case of the period from and including the Closing Date to but excluding the first anniversary of the Closing Date, 10.0%, (ii) in the case of the period from and including the first anniversary of the Closing Date to but excluding the second anniversary of the Closing Date, 11.0%, and (iii) in the case of the period from and including the second anniversary of the Closing Date to but excluding the Maturity Date, 12.0%; provided, that the interest rate shall automatically increase to 18.0%, effective from and after the Closing Date and until stockholder approval of the issuance of common stock of the Borrower to an Affiliate of Apollo upon conversion of the Preferred Stock has been obtained, unless such stockholder approval is obtained on or before February 1, 1997.

                  (b) Overdue principal, and to the extent permitted by applicable law, overdue interest in respect of each Loan shall bear interest, at the option of the Lender and upon notice to the Borrower, at the rate of 18.0% per annum (the "Default Rate").

                  (c) Interest shall accrue from and including the date of any borrowing hereunder to but excluding the date of any repayment thereof and shall be payable (i) in respect of the period from and including the Closing Date to but excluding the first anniversary of the Closing Date, monthly in arrears from Excess Cash Flow, provided that if Excess Cash Flow is insufficient to meet such interest payments, the Borrower may elect to accrue interest, which accrued interest will compound on a monthly basis, (ii) in respect of the period from and including the first anniversary of the Closing Date and thereafter, monthly in arrears and (iii) on any prepayment or repayment (on the amount prepaid or repaid), at maturity (whether by acceleration or otherwise), and after such maturity, on demand.

                  (d) All computations of interest hereunder shall be made on the actual number of days elapsed over a year of 360 days.

                                   ARTICLE III

                                    PAYMENTS

                  Section 3.1 Voluntary Prepayments. The Borrower shall have the right to prepay the Loans, in whole or in part, without premium or penalty; provided, that the Borrower shall give the Lender at its Notice Office written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay the Loans, whether such Loans are A Term Loans or B Term Loans and the amount of such prepayment, which notice shall be given by the Borrower prior to 12:00 Noon (New York time) at least one Business Day prior to the date of such prepayment.

                  Section 3.2  Mandatory Repayments.

                  (a) Notwithstanding anything to the contrary contained elsewhere in this Agreement, all then outstanding Loans shall be repaid in full on the Maturity Date; provided, that if stockholder approval of the issuance of common stock of the Borrower to an Affiliate of Apollo upon conversion of the Preferred Stock has not been obtained on or before March 15, 1997, all then outstanding Loans shall be repaid in full.

                  (b) Commencing on the first anniversary of the Closing Date, the Borrower shall be required to repay the principal of the Loans on a monthly basis in an amount equal to the lesser of (x) 50% of monthly Excess Cash Flow and (y) 1.05% of the aggregate principal amount of Loans outstanding on the Closing Date.

                  (c) Repayments of principal hereunder shall be made pro rata between A Term Loans and B Term Loans in accordance with their respective principal amounts then outstanding.

                  Section 3.3 Method and Place of Payment. All payments under this Agreement shall be made to the Lender not later than 12:00 Noon (New York time) on the date due and shall be made in immediately available funds and in lawful money of the United States of America at the Payment Office. Any payments under this Agreement which are made after 12:00 Noon (New York time) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

                                   ARTICLE IV

                               CONDITIONS TO LOANS

                  Section 4.1 Conditions Precedent to Loans on the Closing Date. The obligation of the Lender to make Loans on the Closing Date, in addition to the conditions set forth in Section 4.2 hereof, is subject to the fulfillment, to the satisfaction of the Lender and its counsel, of each of the following conditions:

                  (a) The Borrower shall have executed and delivered to the Lender (x) this Agreement and (y) the Notes;

                  (b) On the Closing Date, the Borrower shall have paid to the Lender all costs, fees and expenses (including, without limitation, legal fees and disbursements) payable to the Lender;

                  (c) On the Closing Date, the Lender shall have received from Hecker, Phillips & Zeeb, counsel to the Borrower and its Subsidiaries, an opinion addressed to the Lender and dated the Closing Date, in form and substance satisfactory to the Lender.

                  (d) On or prior to the Closing Date, all transactions relating to the issuance of the Preferred Stock shall have been consummated and the Borrower shall have received gross cash proceeds of at least $4,100,000 from the issuance of the Preferred Stock.

                  (e) The Lender shall have received the duly executed Pledge Agreement.

                  (f) The Lender shall have received the duly executed Guaranty;

                  (g) On or prior to the Closing Date, all corporate action required to increase the size of the Borrower's Board of Directors to nine members and to cause Apollo to be entitled to designate at least four members of the Board of Directors, effective as of immediately following the Closing Date, shall have been taken;

                  (h) The Lender shall have received the duly executed Mortgage;

                  (i) The Lender shall have received a title insurance policy issued by the Title Company in an amount satisfactory to the Lender to ensure that the Mortgage on the Mortgaged Property is a valid and enforceable Mortgage Lien on the Mortgaged Property, which policy shall be in form and substance satisfactory to the Lender;

                  (j) The Lender shall have received the duly executed Security Agreement;

                  (k) The Lender shall have received a certificate of corporate status with respect to the Borrower, dated within ten calendar days of the Closing Date by the Secretary of State of Delaware, such certificate to be issued by the Secretary of State of Delaware, which certificate shall indicate that the Borrower is in good standing in such state;

                  (l) The Lender shall have received a certificate of corporate status with respect to the Borrower, dated within ten calendar days of the Closing Date by the Secretary of State of Arizona, such certificate to be issued by the Secretary of State of Arizona, which certificate shall indicate that the Borrower is in good standing in such state;

                  (m) The Lender shall have received a copy of the Borrower's Certificate of Incorporation certified by the Secretary of State of the State of Delaware;

                  (n) The Lender shall have received a copy of the by-laws of the Borrower, certified by its secretary;

                  (o) The Lender shall have received signature and incumbency certificates respecting the officer(s) executing this Agreement, the Notes and the other Loan Documents; and

                  (p) The Lender shall have received a certificate from the Borrower's secretary attesting to the resolutions of the Borrower's board of directors authorizing the execution and delivery of this Agreement, the Note and the other Loan Documents, and authorizing specific officers to execute same.

                  (q) On the Closing Date, the Borrower shall have paid to the Lender a funding fee in an amount equal to $240,000.

                  (r) On the Closing Date, the Borrower shall have paid to the Lender a standby fee in an amount equal to $100,000.

                  (s) On the Closing Date, all indebtedness of the Borrower to AP GP Kronus Property Holdings, L.P. shall have been repaid in full.

                  Section 4.2 Conditions Precedent to All Loans. The obligation of the Lender to make each Loan hereunder (including Loans made on the Closing
Date) is subject to the fulfillment, to the reasonable satisfaction of the Lender and its counsel, at or prior to the time of the making of such Loan, of each of the following further conditions:

                  (a) no Event of Default or no Unmatured Event of Default shall have occurred and be continuing on the date of such Loan, nor shall either result from the making of such Loan;

                  (b) the representations and warranties of the Borrower contained in this Agreement and the other Loan Documents shall be true and correct in all material respects at and as of the date of such Loan, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

                  (c) the Title Company shall have issued (i) a continuation of title showing title to the Mortgaged Property to be vested in Borrower and no exceptions to the title of the Mortgaged Property other than those exceptions previously approved by Lender in writing, and (ii) a commitment to insure the priority of the lien of the Mortgage, subject only to exceptions previously approved by Lender in writing, for the full amount of each such Loan and all previous Loans made by Lender to Borrower pursuant to this Agreement; and

                  (d) the Lender shall have received a Notice of Borrowing satisfying the requirement of Section 2.2 with respect to each incurrence of Loans.

                                    ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF THE BORROWER

                  In order to induce the Lender to enter into this Agreement, the Borrower makes the following representations and warranties, which, except as set forth in the Disclosure Schedule with a specific reference to the Section of this Article V affected thereby, are true and correct as of the date hereof, and shall be true, correct and complete in all material respects at and as of the date of each Loan made hereunder as though made on and as of the date of such Loan (except to the extent that such representations and warranties expressly relate solely to an earlier date), and such representations and warranties shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans:

                  Section 5.1 Corporate Status. Each of the Borrower and each of its Subsidiaries (i) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its incorporation, (ii) has the corporate power and authority to own its property and assets and to transact the business in which it is presently engaged and (iii) is duly qualified and authorized to do business and is in good standing in all jurisdictions where it is required to be so qualified and where the failure to be so qualified could have a material adverse effect on the business, properties, operations or condition (financial or otherwise) of the Borrower or the Borrower and its Subsidiaries taken as a whole.

                  Section 5.2 Corporate Power and Authority. Each of the Borrower and each of its Subsidiaries has the corporate power and authority to execute, deliver and carry out the terms and provisions of the Loan Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of the Loan Documents to which it is a party. Each of the Borrower and each of its Subsidiaries has duly executed and delivered each Loan Document to which it is a party and each such Loan Document constitutes the legal, valid and binding obligation of the Borrower and such Subsidiaries enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

                  Section 5.3 Subsidiaries. The Borrower has no Subsidiaries except as set forth on Schedule 5.3. Borrower owns, free and clear of all Liens, all of the outstanding capital stock of each Subsidiary listed on Schedule 5.3.

                  Section 5.4 No Conflict. Except as set forth on Schedule 5.4, the execution, delivery and performance by each of the Borrower and each of its Subsidiaries of this Agreement, the Notes and the other Loan Documents to which it is a party do not and will not: (i) violate any provision of federal, state or local law or regulation applicable to the Borrower or any of its Subsidiaries, the certificate of incorporation or by-laws (or other charter documents) of the Borrower or any of its Subsidiaries, or any order, judgment or decree of any court or other agency of government binding on the Borrower or any of its Subsidiaries; (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material Contractual Obligation or material lease to which the Borrower or any of its Subsidiaries is a party; (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any of the Borrower's or any of its Subsidiaries' properties or assets, other than Permitted

Liens; or (iv) require any approval of stockholders or any approval or consent of any Person under any material Contractual Obligation of the Borrower or any of its Subsidiaries which has not been obtained.

                  Section 5.5 Governmental Consents. Other than such as may have previously been obtained, (i) the execution, delivery and performance of any Loan Document and (ii) the legality, validity, binding effect or enforceability of any Loan Document do not and will not require any registration with, consent or approval of, or notice to, or other action with or by, any federal, state, foreign or other governmental authority or regulatory body or other Person, the failure to secure any of which could reasonably be expected to, in the absence, have a material adverse effect on the business, properties, operations or condition (financial or otherwise) of the Borrower, the Borrower and its Subsidiaries taken as a whole, the Mortgaged Property or the Collateral.

                  Section 5.6 Lien Priority. After giving effect to the transactions contemplated by this Agreement, the Liens granted by the Borrower and its Subsidiaries to the Lender in their assets pursuant to the Collateral Documents are valid, perfected (assuming all necessary filings, registrations and recordings have been, or within 10 days after the date hereof will be, accomplished), first priority Liens, subject only to Permitted Liens.

                  Section 5.7 Changes, etc. Since September 30, 1996, there have been no material adverse changes in the businesses, properties, operations or condition (financial or otherwise) of the Borrower or the Borrower and its Subsidiaries taken as a whole other than changes contemplated by or disclosed in this Agreement, in Schedule 5.7 or in the Corporation Publicly Filed Documents.

                  Section 5.8 Title to Properties; Liens. After giving effect to the transactions contemplated hereby, including the application of the proceeds of the Loans as set forth on Schedule 5.20, except for Permitted Liens, all of the properties and assets of the Borrower and each Subsidiary are free from all Liens of any nature whatsoever. On and after the Closing Date, the Borrower and each Subsidiary shall have good and marketable title to all of the properties and assets reflected in the Borrower's or such Subsidiary's books and records as being owned by it, except for Permitted Liens.

                  Section 5.9  Litigation; Adverse Facts.

                  (a) There is no action, suit, proceeding or arbitration at law or in equity or before or by any federal, state or other governmental agency or instrumentality pending or, to the knowledge of the Borrower, threatened against the Borrower or any Subsidiary that could result in any adverse change in the business, properties, operations or condition (financial or otherwise) of the Borrower or the Borrower and its Subsidiaries taken as a whole or may reasonably be expected to adversely affect the Borrower's ability to perform its obligations hereunder, under the Notes or the other Loan Documents. The lawsuit recently filed by Sundt Corp. is the suit contemplated by paragraph 5 of that agreement dated April 3, 1996 between Sundt Corp. and the Borrower, and Sundt is required pursuant to that Agreement (i) to request an order from the Superior Court of Pima County continuing any further action therein and (ii) to refrain from executing on any judgement obtained.

                  (b) Neither the Borrower nor any Subsidiary is (i) in violation of any applicable law in a manner which could reasonably be expected to materially adversely affect the business, properties, operations or condition (financial or otherwise) of the Borrower or the Borrower and its Subsidiaries taken as a whole or (ii) subject to or in default with respect to any final judgment, writ, injunction, decree, rule or regulation of any court or federal, state or other governmental agency or instrumentality, in a manner which could reasonably be expected to have a material adverse effect on the business, properties, operations or condition (financial or otherwise) of the Borrower or the Borrower and its Subsidiaries taken as a whole. There is no action, suit, proceeding or investigation pending or, to the knowledge of the Borrower, threatened against the Borrower or any Subsidiary which questions the validity or the enforceability of this Agreement, the Notes or any of the other Loan Documents.

                  Section 5.10 Capital Stock of the Borrower. As of the Effective Date, the authorized, issued and outstanding capital stock of the Borrower is as set forth on Schedule 5.10 attached hereto.

                  Section 5.11 Debt. Except as set forth on Schedule 5.11 attached hereto, neither the Borrower nor any Subsidiary of the Borrower has any Debt outstanding on the Closing Date. On or after the Closing Date, neither the Borrower nor any Subsidiary of the Borrower will have any Debt outstanding other than the Debt disclosed in Schedule 5.11 hereto and the Debt permitted by
Section 7.1.

                  Section 5.12 Patents, Trademarks, etc. The Borrower and each of its Subsidiaries owns or holds licenses in all necessary trademarks, trade names, patents, patent rights and licenses required to conduct its business and to operate its properties as now conducted and currently projected and without known conflict with the rights of others. The consummation of the transactions contemplated by this Agreement, the Notes and the other Loan Documents will not alter or impair any of such rights of the Borrower or any Subsidiary of the Borrower except to the extent contemplated by the Loan Documents. Neither the Borrower or any of its Subsidiaries has been charged, or received a written threat to be charged, with any infringement of, nor has the Borrower or any of its Subsidiaries knowingly infringed on any unexpired trademark, trademark registration, patent or other proprietary right of any Person.

                  Section 5.13 Existing Defaults. Except as set forth on
Schedule 5.13 attached hereto, neither the Borrower nor any Subsidiary of the Borrower is in default under any mortgage, indenture, deed of trust or other agreement to which it is a party or by which it or any of the properties owned by it are bound, the effect of which could reasonably be expected to have a material adverse effect on the business, properties, operations or conditions (financial or otherwise) of the Borrower or the Borrower and its Subsidiaries taken as a whole.

                  Section 5.14 Leases. The Borrower and each Subsidiary of the Borrower enjoys peaceful and undisturbed possession under all material leases to which it is a party or under which it is operating. All of such leases are valid and subsisting and no default by the Borrower or any Subsidiary of the Borrower exists under any of them.

                  Section 5.15 Burdensome Agreements, etc. Neither the Borrower nor any Subsidiary of the Borrower is a party to any unusual or unduly burdensome agreement or undertaking, or subject to any unusual or unduly burdensome court order, writ, injunction or decree of any court or governmental agency or instrumentality, which could have a material adverse effect on the business, properties, operations or condition (financial or otherwise) of the Borrower or the Borrower and its Subsidiaries taken as a whole.

                  Section 5.16 Location of Assets and Chief Executive Offices. As of the Effective Date, the Inventory, Equipment and chief executive offices of the Borrower and its Subsidiaries are located at the address or addresses set forth in Schedule 5.16 or, in the case of a change of location in accordance with Section 7.8 of this Agreement, at the address set forth in the written notice required under Section 7.8 of this Agreement.

                  Section 5.17 Tax Returns and Payments. Each of the Borrower and each of its Subsidiaries has filed all Federal income tax returns, domestic and foreign, required to be filed by it and has paid all Federal taxes and assessments shown to be due on such returns and all other material taxes and assessments, domestic and foreign, in each case payable by it which have become due, other than those not yet delinquent and except those contested in good faith and for which adequate reserves have been provided in accordance with GAAP.

                  Section 5.18 Partnerships and Ventures. Neither the Borrower nor any Subsidiary of the Borrower is a general or limited partner in any partnership or a joint venturer in any joint venture except for such partnerships or joint ventures where the Borrower's or Subsidiary's partner or joint venture partner has acknowledged that it has no right, title or interest in or to any of the Mortgaged Property or Collateral until after the Loans have been indefeasibly paid in full.

                  Section 5.19 Publicly Filed Documents and Financial
Statements.

                  (a) The Borrower has previously furnished or made available to the Lender true and complete copies of (i) its Annual Reports on Form 10-K for each of the three fiscal years ended December 31, 1995, 1994 and 1993, as each such Annual Report has been amended through the date hereof, and as each was filed with the United States Securities and Exchange Commission (the "SEC");
(ii) its Quarterly Reports on Form 10-Q for each of the quarterly periods ended June 30, 1996, and March 31, 1996, as each such quarterly report has been amended through the date hereof, and as each was filed with the SEC; (iii) its proxy statements relating to all meetings of its stockholders (whether annual or special) since January 1, 1995; and (iv) all other reports or registration statements filed by the Borrower with the SEC since January 1, 1996, as each has been amended through the date hereof (collectively, the "Borrower Publicly Filed Documents"). None of the Borrower Publicly Filed Documents, and including, without limitation, any financial statements or schedules included in any Borrower Publicly Filed Documents, at the time filed contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of any circumstances under which they were made, not misleading, which untrue statements or omissions have not been corrected or updated in a document subsequently filed with the SEC. The financial statements contained in the Borrower Publicly Filed Documents (the "Financial Statements") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applicable to year-end financial statements (except, in the case of unaudited interim financial statements, for the absence of footnotes and normal year-end adjustments) consistently applied during the periods involved, and present fairly the consolidated financial condition and results of operations and cash flow of the Borrower and its Subsidiaries as of such dates and for such periods. There is no material liability or obligation of any kind, whether accrued, absolute, fixed or contingent, of the Borrower or any Subsidiary of the Borrower that is required to be disclosed under GAAP and that is not reflected or reserved against in the unaudited consolidated balance sheet of the Borrower as of June 30, 1996 contained in the Borrower's quarterly report on Form 10-Q for the quarterly period ended June 30, 1996 or reflected in the notes thereto, other than liabilities incurred in the ordinary course of business, consistent with past practice, since June 30, 1996, none of which has had or could reasonably be expected to have a material adverse effect on the financial condition or results of operations of the Borrower or the Borrower and its Subsidiaries taken as a whole.

                  Section 5.20 Use of Proceeds. The Proceeds of the Loans shall be utilized for the purposes set forth on Schedule 5.20.


                                   ARTICLE VI

                      AFFIRMATIVE COVENANTS OF THE BORROWER

                  The Borrower covenants and agrees that, until payment in full of the Loans and no Note remains outstanding, the Borrower shall perform each and all of the following:

                  Section 6.1 Accounting Records. The Borrower will maintain, and will cause each of its Subsidiaries to maintain, adequate books and records and prepare its consolidated financial statements in accordance with GAAP, consistently applied (other than, with respect to any period other than year-end, any requirement for footnote disclosure and the recording of non-cash items, and subject to year-end audit adjustments).

                  Section 6.2 Financial Statements. The Borrower will furnish or cause to be furnished to the Lender:

                  (a) as soon as practicable and, in any event, within 30 calendar days after the close of each calendar month, consolidated and consolidating (i) statements of income and of cash flows of the Borrower and its Subsidiaries for such monthly period and (ii) balance sheets of the Borrower and its Subsidiaries as of the end of such monthly period, all in reasonable detail and including year to date information, and certified by the chief financial officer of the Borrower to have been prepared in accordance with GAAP (other than any requirement for footnote disclosure and the recording of non-cash items), subject to year-end audit adjustments;

                  (b) as soon as practicable and, in any event, within 90 calendar days after the close of each fiscal year of the Borrower, a copy of the annual audited report for such year for the Borrower, including consolidated (i) statements of income and of cash flows of the Borrower and its Subsidiaries for such fiscal year, and (ii) balance sheets of the Borrower and its Subsidiaries as of the end of such fiscal year, each setting forth in comparative form, if applicable, the corresponding figures for the previous year, all in reasonable detail; the statements of income and of cash flows and balance sheet to be audited by independent, nationally recognized, certified public accountants, and certified (without a "going concern" qualification or other qualification or exception of similar gravity or any qualification arising out of the scope of the audit (but not arising out of changes in financial accounting standards)) by such accountants to have been prepared in accordance with GAAP, consistently applied (except to the extent any inconsistency is disclosed in the notes to such financial statements and approved by such accountants);

                  (c) contemporaneously with each monthly and year-end financial report required by Section 6.2(a) and Section 6.2(b), a certificate of the chief financial officer of the Borrower, substantially in the form of Exhibit G attached hereto, stating that he or she has individually reviewed the provisions of this Agreement, the Notes and the other Loan Documents and that a review of the activities of the Borrower and its Subsidiaries during such year or monthly period, as the case may be, has been made by or under such individual's supervision, with a view to determining whether the Borrower and its Subsidiaries have fulfilled all of their respective obligations under this Agreement, the Notes and the other Loan Documents and that, to the best knowledge of such Person, the Borrower and its Subsidiaries have observed and performed each undertaking contained in this Agreement, the Notes and the other Loan Documents, and neither the Borrower nor any of its Subsidiaries is in default in the observance or performance of any of the provisions hereof or thereof, or if the Borrower or any of its Subsidiaries shall be so in default, specifying all such defaults and events of which such individual may have knowledge or belief;

                  (d) promptly, and in any event within one calendar day after the filing thereof, a copy of any annual, quarterly or interim report, proxy statement, information statement, Schedule 13D or 13G or any other filing made by or with respect to the Borrower with the SEC or Nasdaq;

                  (e) notice, as soon as practicable and, in any event, within five calendar days after the Borrower or any of its Subsidiaries has knowledge of (i) the occurrence of an Event of Default or any Unmatured Event of Default or (ii) any default or event of default as defined in any evidence of Debt of the Borrower or such Subsidiary in a principal amount exceeding $50,000 or under any agreement, indenture or other instrument under which such Debt has been issued, irrespective of whether such Debt is accelerated or such default is waived (in either event, the Borrower or such Subsidiary shall also supply the Lender with a statement from the Borrower's chief financial officer setting forth the details thereof and the action which the Borrower or such Subsidiary proposes to take with respect thereto);

                  (f) promptly upon receipt thereof, copies of all reports or letters submitted to the Borrower or any of its Subsidiaries by its independent public accountants in connection with each annual or special audit of the financial statements of the Borrower or any of its Subsidiaries made by such accountants, including the comment letter submitted by accountants to management in respect of the Borrower's or any of its Subsidiaries' internal control matters in connection with their annual audit;

                  (g) prior to the end of each fiscal year of the Borrower, a budget and financial forecast, including a balance sheet, income statement and cash flow projection covering proposed fundings, repayments, additional advances, investments and other cash receipts and disbursements for each month of the forthcoming year, each of which shall be satisfactory to the Lender in its reasonable discretion;

                  (h) contemporaneously with each monthly financial report required by Section 6.2(a), a comparison of actual year-to-date financial performance to budget;

                  (i) promptly upon becoming aware of any Person's taking action to obtain a decree or order for relief with respect to the Borrower or any Subsidiary of the Borrower in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, a written notice thereof specifying what action the Borrower or such Subsidiary is taking or proposes to take with respect thereto;

                  (j) promptly, copies of all amendments to the certificates of incorporation or by-laws of the Borrower or any Subsidiary of the Borrower;

                  (k) promptly, and in any event within five calendar days after the receipt thereof, a copy of any material communication from any governmental agency or instrumentality; and

                  (l) with reasonable promptness, such other information and data with respect to the Borrower or any of its Subsidiaries as from time to time may be reasonably requested by the Lender.

                  Section 6.3 Corporate Existence, etc. The Borrower will do, and will cause each of its Subsidiaries to do, or cause to be done, all things necessary to preserve and keep in full force and effect its corporate existence and any rights and franchises material to its or their business.

                  Section 6.4 Inspection and Audits. The Borrower will, and will cause each of its Subsidiaries to, permit any Persons designated by the Lender to visit, inspect and audit any of the properties of the Borrower and its Subsidiaries, including its and their financial and accounting records, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances and accounts with its officers and independent public accountants, all upon reasonable prior notice and during normal business hours, as often as may be reasonably requested.

                  Section 6.5 Taxes. The Borrower will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, when due all taxes, assessments and governmental charges upon or against the Borrower or any of its Subsidiaries or the Collateral in each case before the same become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP.

                  Section 6.6 Insurance. The Borrower will maintain, and to cause each of its Subsidiaries to maintain, in amounts customary for entities engaged in comparable business activities, (A) to the extent required by applicable law, workman's compensation insurance (or maintain a legally sufficient amount of self insurance against worker's compensation liabilities, with adequate reserves, and (B) fire and "all risk" casualty insurance on its properties against such hazards as are customary in Borrower's and each Subsidiary's business. Borrower will obtain and maintain public liability insurance at a cost deemed reasonable to the Borrower's Board of Directors. At the request of Lender, Borrower will deliver forthwith a certificate specifying the details of such insurance in effect. The Borrower further agrees to maintain directors' and officers' liability insurance in an amount and with such coverages as are satisfactory to Lender in its sole discretion.

                  Section 6.7 End of Fiscal Years; Fiscal Quarters. The Borrower will, for financial reporting purposes, cause (i) each of its, and each of its Subsidiaries', fiscal years to end on December 31 of each year and (ii) each of its, and each of its Subsidiaries', fiscal quarters to end on March 31, June 30, September 30 and December 31 of each year.

                  Section 6.8 Further Assurances. (a) At any time or from time to time upon the request of the Lender, the Borrower will, and will cause each of its Subsidiaries to, execute and deliver such further documents and do such other acts and things as the Lender may reasonably request in order to effect fully the purposes of this Agreement, the Notes and the other Loan Documents and to provide for repayment of the Loans made hereunder with interest thereon in accordance with the terms of this Agreement and the Notes.

                           (b) Within 30 days after the Closing Date, the
Borrower shall have delivered to the Lender a leasehold mortgage with respect to the leasehold interests of Sierra Tucson AC, Inc. ("STAC") under (i) the commercial lease dated as of November 15, 1991 between the State of Arizona and STAC, and (ii) the industrial building lease of the STAC Adolescent Center dated December 29, 1994, in form and substance satisfactory to the Lender (the "Leasehold Mortgage"), and a title insurance policy issued by the Title Company in an amount satisfactory to the Lender to ensure that the Leasehold Mortgage is a valid and enforceable mortgage Lien, which policy shall be in form and substance satisfactory to the Lender.


                                   ARTICLE VII

                       NEGATIVE COVENANTS OF THE BORROWER

                  The Borrower covenants and agrees that, until payment in full of the Loans and no Note is outstanding, the Borrower shall perform each and all of the following:

                  Section 7.1 Debt. Neither the Borrower nor any Subsidiary of the Borrower shall create, incur, assume or otherwise become liable with respect to any Debt except that the Borrower and its Subsidiaries may become and remain liable with respect to the Debt (i) evidenced by the Notes and this Agreement, and (ii) set forth in Schedule 5.11 hereto.

                  Section 7.2 Liens. The Borrower will not, and will not permit any of its Subsidiaries to, create or permit to exist any Lien on or with respect to any property or asset of any kind of the Borrower or any Subsidiary of the Borrower whether now owned or hereafter acquired, or any income or profits therefrom, except (collectively, the "Permitted Liens"):

                  (a) Liens for taxes, assessments or governmental charges or claims, the payment of which is not yet due or which are being contested in good faith or is not, at such time, required, if reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made therefor;

                  (b) statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen and other Liens imposed by law and incurred in the ordinary course of business for sums not yet due and owing or being contested in good faith;

                  (c) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security;

                  (d) any attachment or judgment Lien in existence less than thirty (30) calendar days after the entry thereof or with respect to which execution has been stayed;

                  (e) pledges or deposits under worker's compensation, employment insurance and other social security legislation;

                  (f) Liens with respect to items purchased with purchase money financing in an aggregate amount of up to $50,000;

                  (g) deposits to secure the performance of bids, tenders, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of the like nature incurred in the ordinary course of business;

                  (h) Liens specifically identified on Schedule 7.2; and

                  (i) Liens granted by the Borrower in favor of the Lender, pursuant to the Collateral Documents.

                  Section 7.3 Sale of Assets. Without express written approval of the Lender, neither the Borrower nor any of its Subsidiaries shall sell, assign, transfer, convey or otherwise dispose of its assets, or enter into any licensing arrangement with respect thereto, whether now owned or hereafter acquired, except for the sale or other disposition by the Borrower or a Subsidiary of properties or assets of de minimis value.

                  Section 7.4 Transactions with Stockholders and Affiliates. Except as permitted hereunder, neither the Borrower nor any Subsidiary of the Borrower shall, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) by it with any holder of five percent (5%) or more of any class of equity securities of the Borrower or with any Affiliate of the Borrower on terms that are less favorable to the Borrower or such Subsidiary than those terms which might be obtained at the time from Persons who are not such a holder or Affiliate in a comparable transaction negotiated in good faith on an arm's length basis.

                  Section 7.5 Conduct of Business. The Borrower and its Subsidiaries will not engage in any business other than the business in which the Borrower and its Subsidiaries are engaged as of the Effective Date or any business or activities substantially similar or related thereto.

                  Section 7.6  Amendments or Waivers of Certain Documents.

                  (a) The Borrower shall not agree to, or permit any Subsidiary to agree to, any amendment to, or waive any of its rights with respect to, the terms and provisions regarding interest rates, principal or interest payment amounts, total principal amounts or similar terms and provisions of the Debt referred to in Section 7.1 of this Agreement, or any amendments or waivers with respect to any of the foregoing which make any of such agreements more onerous or restrictive with respect to the Borrower or such Subsidiary, without in each case obtaining the prior written consent of the Lender.

                  (b) The Borrower shall not, and shall not permit any Subsidiary to, enter into or modify any agreement relating to Debt in a way which would be materially adverse to the interests of the Lender or as a result of which the terms of payment of any Debt are accelerated, except that:

                           (i) the Borrower shall be entitled to the benefit of
                      its rights and shall be entitled to perform its obligations respecting the Loans provided for in this Agreement; and

                           (ii) the Borrower may repay Debt owed to the Lender
                      under the Notes in accordance with this Agreement.

                  Section 7.7 Partnerships and Joint Ventures. Neither the Borrower nor any Subsidiary of the Borrower shall become a general or limited partner in any partnership or a joint venturer in any joint venture unless the partner or joint venture partner acknowledges that it has no right, title or interest in or to any of the Collateral until after the Loans have been indefeasibly paid in full and no Note remains outstanding.

                  Section 7.8 Change in Location of Chief Executive Offices and Assets. Neither the Borrower nor any of its Subsidiaries will not relocate its chief executive office without first giving the Lender 30 calendar days prior written notice of any proposed relocation. Neither the Borrower nor any of its Subsidiaries will move its Equipment or Inventory to a location other than as set forth in Schedule 5.16; provided, however, that the foregoing shall not be deemed to preclude the Borrower or any Subsidiary of the Borrower from establishing new locations and moving Equipment or Inventory to such new locations so long as, prior to relocating such Equipment or Inventory, the Borrower or such Subsidiary has given the Lender 30 calendar days prior written notice of such proposed relocation.

                  Section 7.9 Prohibition on Acquisitions. Neither the Borrower nor any Subsidiary of the Borrower shall buy, trade for or otherwise acquire the stock or substantially all the assets of any Person unless such purchase, trade or acquisition has been approved by the Lender.

                  Section 7.10 Restrictions on Fundamental Changes. The Borrower will not, and will not permit any of its Subsidiaries to, change its name, change the nature of its business, enter into any merger, consolidation, reorganization or recapitalization or reclassify its capital stock or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, assign, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business, property or assets, whether now owned or hereafter acquired.

                  Section 7.11 Prohibition on Distributions. The Borrower will not, and will not permit any of its Subsidiaries to, declare or pay any dividends (other than a dividend payable in shares of its common stock) or make any distributions of cash, property or other securities of the Borrower or such Subsidiary with respect to any shares of its capital stock, or directly or indirectly redeem, purchase or otherwise acquire for consideration any shares of its capital stock.

                  Section 7.12 Issuance of Stock. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, issue, sell, assign, pledge or otherwise encumber or dispose of any shares of its or such Subsidiaries preferred stock or other redeemable equity securities (or warrants, rights or options to acquire shares of any of the foregoing) except for the issuance of shares of Preferred Stock to an Affiliate of Apollo.

                  Section 7.13 Consolidated Net Worth. The Borrower will not permit its Consolidated Net Worth at any time to be less than $24,000,000.

                                  ARTICLE VIII

                                EVENTS OF DEFAULT

                  Section 8.1 Events of Default. The occurrence of any one or more of the following events, acts or occurrences shall constitute an event of default (each an "Event of Default") hereunder:

                  (a) Failure to Make Payments When Due. The Borrower shall fail to pay any amount owing under the Notes with respect to principal of or interest on any Loans within five (5) days of when such amount is due, whether at stated maturity, by acceleration or otherwise; or

                  (b) Failure to Make Payments When Due Under Other Agreements. The Borrower or any Subsidiary of the Borrower shall fail to pay any amount owing under any monetary obligation on any Debt, whether such Debt now exists or shall hereafter be created, when such amount is due, whether at stated maturity, by acceleration or otherwise, which failure shall cause the holder thereof to cause, or to have the right to cause the obligations of the Borrower or such Subsidiary in respect thereof to become due prior to maturity and notice of default from the holder of such Debt (if applicable) has been received; or

                  (c) Breach of Certain Covenants. The Borrower or any of its Subsidiaries shall (i) default in due performance or observance by it of any term, covenant or agreement contained in Section 6.7 or 7 or (ii) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Section 8.1(a), 8.1(e) or clause (i) of this Section 8.1(c) contained in this Agreement and such default shall continue unremedied for a period of at least 30 days after notice to the defaulting party by the Lender; or

                  (d) Breach of Covenants in other Agreements. The Borrower or any Subsidiary of the Borrower shall fail or neglect to comply with or to perform in accordance with any material representation, warranty, covenant, term, condition or agreement contained in any note, instrument or other agreement under which there may be issued, or by which there may be secured or evidenced, any Debt of the Borrower or a Subsidiary of the Borrower in an outstanding amount in excess of $50,000, whether such Debt now exists or shall hereafter be created; or

                  (e) Breach of Warranty. Any financial statement, representation, warranty or certification made or furnished by the Borrower or any Subsidiary of the Borrower under this Agreement, any other Loan Document or in any statement, document, letter or other writing or instrument furnished or delivered to the Lender pursuant to or in connection with this Agreement or as an inducement to the Lender to enter into this Agreement and the other Loan Documents is false or incorrect at the time such statement is made in any material respect; or

                  (f) Insolvency. The Borrower or any Subsidiary of the Borrower shall be insolvent; or

                  (g) Involuntary Bankruptcy; Appointment of Receiver, etc.

                  (i) If an involuntary case seeking the liquidation or reorganization of the Borrower or any Subsidiary under Chapter 7 or Chapter 11 of the Federal Bankruptcy Code or any similar proceeding shall be commenced against the Borrower or any Subsidiary under any other applicable law and any of the following events occur: (A) the Borrower or such Subsidiary consents to the institution of the involuntary case; (B) the petition commencing the involuntary case is not timely controverted; (C) the petition commencing the involuntary case is not dismissed within 60 calendar days of its filing; or (D) an order for relief shall have been issued or entered therein; or

                  (ii) A decree or order of a court shall have been entered for the appointment of a receiver, liquidator, sequestrator, custodian, trustee or other officer having similar powers to take possession of all or a substantial portion of the property or to operate all or a substantial portion of the business of the Borrower or any Subsidiary; or

                  (h) Voluntary Bankruptcy; Appointment of Receiver, etc. The Borrower or any Subsidiary shall institute a voluntary case seeking liquidation or reorganization under Chapter 7 or Chapter 11 of the Federal Bankruptcy Code; or the Borrower or any Subsidiary shall file a petition, answer or complaint or shall otherwise institute any similar proceeding under any other applicable law, or shall consent thereto; or the Borrower or any Subsidiary shall consent to the conversion of an involuntary case to a voluntary case; or the Borrower or any Subsidiary shall consent or acquiesce to the appointment of a receiver, liquidator, sequestrator, custodian, trustee or other officer with similar powers to take possession of all or a substantial portion of the property or to operate all or a substantial portion of the business of the Borrower or such Subsidiary; or the Borrower or any Subsidiary shall make a general assignment for the benefit of creditors; or the board of directors of the Borrower or any Subsidiary (or any committee thereof) adopts any resolution or otherwise authorizes action to approve any of the foregoing; or

                  (i) Judgments and Attachments. The Borrower or any Subsidiary shall suffer any judgment, attachment, lien, execution or levy against it or its property in any amount in excess of $50,000 which is not paid, discharged, released, bonded, stayed on appeal or otherwise fully satisfied; or

                  (j) Dissolution. Any order, judgment or decree shall be entered decreeing the dissolution of the Borrower or any Subsidiary, whether by voluntary or involuntary action, and such order shall remain undischarged or unstayed for a period in excess of 30 calendar days; or

                  (k) Collateral Documents. (x) Any of the Collateral Documents shall cease to be in full force and effect for any reason other than (i) any act or omission of the Lender necessary for the perfection of Liens in favor of the Lender, (ii) a release or termination thereof upon the full payment of the Loans and satisfaction of the Notes or (iii) upon the written consent of the Lender or
(y) an Event of Default (as defined in the respective Collateral Documents) shall have occurred and be continuing under any such Collateral Documents; or

                  (l) Absence of Preliminary or Definitive Proxy Filing. A (i) preliminary proxy statement seeking approval by the Borrower's stockholders of the issuance of voting capital stock or of securities convertible into voting capital stock of the Borrower to Apollo or a designee of Apollo shall not have been filed by the Borrower with the SEC by December 15, 1996, or (ii) definitive proxy statement with respect to such matters shall not have been filed by the Borrower with the SEC by February 28, 1997.

                  (m) Certain Change of Control Events. There shall have occurred one or more of the following:

                             (i) the presentation to or approval by the stockholders of the Borrower of any plan or proposal for the refinancing, recapitalization, liquidation or dissolution of the Borrower or any Subsidiary of the Borrower, unless such plan or proposal has been approved by the Lender;

                            (ii) a merger or consolidation to which the Borrower is to be a party is announced or proposed by the Borrower if the stockholders of the Borrower immediately prior to the contemplated effective date of such merger or consolidation are likely to have "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act), immediately following the contemplated effective date of such merger or consolidation of securities of the surviving corporation representing less than 50% of the combined voting power of the surviving corporation's then outstanding securities ordinarily having the right to vote at elections of directors; or

                           (iii) any person becomes after September 30, 1996 the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 20% or more of the combined voting power of the Borrower's outstanding securities ordinarily having the right to vote at elections of directors; provided, that the foregoing shall not include any acquisition of securities by Apollo, the Lender or their affiliates.

                  Section 8.2 Remedies. Upon the occurrence of an Event of
Default:

                  The Lender may, by written notice to the Borrower (provided, that if an Event of Default specified in Section 8.1(f), (g) or (h) shall occur, the result of which would occur upon the giving of written notice by the Lender as specified in clauses (i) and (ii) below shall occur automatically without the giving of any notice), declare (i) the B Term Loan Commitment (or the unutilized portion thereof) terminated and (ii) the principal of and any accrued interest in respect of all Loans and all obligations owing hereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

                  Notwithstanding the foregoing, if, at any time after acceleration of the maturity of the Notes, the Borrower shall pay all arrears of interest and all payments on account of principal that shall have become due other than by acceleration (with interest on principal at the rate specified herein) and all Events of Default and Unmatured Events of Default (other than nonpayment of principal and accrued interest under the Notes, due and payable solely by virtue of acceleration) have been remedied or waived, then (i) at the Lender's option, by written notice to the Borrower, the Lender may rescind and annul the acceleration and its consequences and (ii) if the Borrower makes such payment within 30 days after acceleration of the maturity of the Notes, such acceleration shall be automatically rescinded and annulled without any further action by any party, except to the extent action by the Borrower or the Lender is required to effectuate such rescission and annulment, in which case the parties agree to promptly take such action; provided, however, that such action shall not affect any subsequent Event of Default or Unmatured Event of Default or impair any right consequent thereon.

                  Upon acceleration, the Lender, without notice to or demand upon the Borrower, which are expressly waived by the Borrower, may proceed to protect, exercise and enforce its rights and remedies hereunder, under the Notes and under the Collateral Documents, and any other rights and remedies as are provided by law or equity. The Lender may determine, in its sole discretion, the order and manner in which the Lender's rights and remedies are to be exercised, and all payments received by the Lender shall be applied as follows: first, to all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses, costs of maintaining, preserving or disposing of any of the Collateral and costs of settlement) incurred by the Lender in enforcing any Debt of, or in collecting any payments due from, the Borrower under the Notes by reason of such Event of Default; second, to accrued interest on the Loans; and third, to principal amounts outstanding.


                                   ARTICLE IX

                                  MISCELLANEOUS

                  Section 9.1 Waivers; Modifications in Writing. No failure or delay on the part of the Lender, or any holder of the Notes, in exercising any right, power, privilege or remedy under this Agreement, the Notes or the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, privilege or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for under this Agreement, in the Notes and in the other Loan Documents are cumulative and are not exclusive of any remedies that may be available to the Lender at law, in equity or otherwise. No amendment, modification, supplement, termination, consent or waiver of or to any provision of this Agreement, the Notes and the other Loan Documents, nor consent to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender and the Borrower. Any waiver of any provision of this Agreement, the Notes and the other Loan Documents, and any consent to any departure by the Borrower from the terms of any provisions of this Agreement, shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

                  Section 9.2 Effectiveness. This Agreement shall become effective on the date (the "Effective Date") on which the Borrower and the Lender shall have signed a counterpart hereof (whether the same or different counterparts).

                  Section 9.3 Notices, etc. All notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing delivered to the parties at the addresses set forth below (or such other address as may be provided by one party in a notice to the other):

                  If to the Lender:

                           c/o Apollo Real Estate Advisors, L.P.
                           1301 Avenue of the Americas
                           38th Floor
                           New York, New York 10019
                           Attention: Alfred Trivilino

                  with a copy to:

                           Apollo Real Estate Advisors, L.P.
                           1999 Avenue of the Stars
                           Suite 1900
                           Los Angeles, CA 90067
                           Attention:  Michael D. Weiner, Esq.

                  and a copy to:

                           Battle Fowler LLP
                           75 East 55th Street
                           New York, NY 10022
                           Attention:  Les Loffman, Esq.

                  If to the Borrower:

                           NextHealth, Inc.
                           16600 N. Lago Del Oro Parkway
                           Tucson, AZ  85739
                           Attention:  President

                  with a copy to:

                           Neal, Gerber & Eisenberg
                           2 North LaSalle Street
                           Chicago, IL 60602
                           Attention:  Steve Berger, Esq.

Notice delivered in accordance with the foregoing shall be effective (i) when delivered, if delivered personally or by facsimile transmission, (ii) two days after being delivered in the United States (properly addressed and all fees paid) for overnight delivery service to a courier (such as Federal Express) which regularly provides such service and regularly obtains executed receipts evidencing delivery or (iii) five days after being deposited (properly addressed and stamped for first-class delivery) in a daily serviced United States mail box.

                  Section 9.4 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto;

provided, however, that the Borrower may not assign or transfer any interest hereunder without the prior written consent of the Lender. The Lender may, without the consent of the Borrower, assign, transfer or grant participations in all or any portion of its obligations and rights hereunder to one or more Persons. In the case of any participation, the participant shall not have any rights under this Agreement or the other Loan Documents and all amounts payable by the Borrower hereunder shall be determined as if no participation had been sold. Each assignee or transferee may become a party to this Agreement by execution of an assignment and assumption agreement between the Lender and such Person(s) without action or approval of the Borrower, and, upon surrender of the old Notes, the Lender and the assignee or transferee shall be entitled to receive new Notes, such new Notes to be in conformity with Section 2.3.

                  Section 9.5 Headings. Article and Section headings used in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement for any purpose or affect the construction of this Agreement.

                  Section 9.6 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same Agreement.

                  Section 9.7 Governing Law. This Agreement and the other Loan Documents shall be deemed to have been made in the State of New York and the validity of this Agreement, the Notes and the other Loan Documents, the construction, interpretation, and enforcement thereof, and the rights of the parties thereto shall be determined under, governed by, and construed in accordance with the internal laws of the State of New York, without regard to principles of conflicts of law.

                  Section 9.8 Waiver of Jury Trial. Borrower hereby waives all right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Loan Agreement, the Notes, any Loan Document, or any other agreement or instrument contemplated hereby.

                  Section 9.9 Severability of Provisions. Whenever possible this Agreement, the Notes and each Loan Document and each provision hereof and thereof shall be interpreted in such manner as to be effective, valid and enforceable under applicable law. If and to the extent that any such provision shall be held invalid and unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provisions hereof or thereof, and any determination that the application of any provision hereof or thereof to any person or under any circumstance is illegal and unenforceable shall not affect the legality, validity and enforceability of such provision as it may be applied to any other person or in any other circumstance.

                  Section 9.10  Certain Fees.

                  (a) Brokers' Fees. The Borrower hereby indemnifies the Lender against and agrees that it will hold the Lender harmless from any claim, demand or liability for any broker's or finder's fees alleged to have been incurred by action of the Borrower in connection with any transaction contemplated hereby and thereby, and any expenses, including legal fees, arising in connection with any such claim, demand or liability.

                  (b) Transaction Expense. The Borrower shall pay all costs and expenses incurred by it or the Lender (including, without limitation, reasonable fees and expenses of counsel) in connection with the negotiation, execution, delivery and performance of this Agreement or the other Loan Documents.

                  Section 9.11 Independence of Covenants. All covenants under this Agreement shall each be given independent effect so that if a particular action or condition is not permitted by any such covenant, the fact that it would be permitted by another covenant, by an exception thereto, or be otherwise within the limitations thereof, shall not avoid the occurrence of an Event of Default or Unmatured Event of Default if such action is taken or condition exists.

                  Section 9.12 Complete Agreement. This Agreement, together with the exhibits and schedules to this Agreement, the Notes and the other Loan Documents, is intended by the parties as a final expression of their agreement and is intended as a complete statement of the terms and conditions of their agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first hereinabove set forth.

                                    Borrower

                                    NEXTHEALTH, INC.


                                    By: /s/ William T. O'Donnell, Jr.
                                        ________________________________
                                        Name:  William T. O'Donnell, Jr.
                                        Title: President and CEO

                                    Lender

                                    AP LOM LLC

                                    By:      AP GP LOM LLC, its Managing Member

                                             By   Kronus Property, Inc.


                                    By: /s/ Alfred Trivilino
                                        ______________________________
                                        Name:  Alfred Trivilino
                                        Title:  Vice President